UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 12, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303B College Road East Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In accordance with Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Celator Pharmaceuticals, Inc. (the “Company”) reports that it has commenced a private offering seeking to raise $30 million through the sale of shares of the Company’s common stock, $0.001 par value (“Common Stock”) and warrants to purchase Common Stock (the “Warrants”). The shares of Common Stock and the Warrants will be offered privately to accredited investors pursuant to Regulation D under the Securities Act.

A total of 9,627,728 shares of Common Stock will be offered at a price of $3.116 per share, for total gross proceeds of $30,000,000 if all of the shares are purchased. Warrants to purchase 0.28 shares of Common Stock will be issued for each share of Common Stock purchased in the private offering. The Warrants will have a seven-year term and be exercisable at $3.58 per share (15% premium to the Common Stock purchase price). The Warrants will contain provisions for cashless exercise and an automatic net exercise immediately prior to termination. Upon closing of the private offering, an additional 1,923,683 shares of Common Stock and corresponding Warrants will be issued to certain existing stockholders of the Company.

The Company intends to use the net proceeds of the private offering for the costs of Study 301, the randomized, controlled, Phase 3 clinical study for CPX-351 in patients with secondary acute myelogenous leukemia and general corporate purposes.

The shares of Common Stock and the shares of Common Stock purchasable upon exercise of the Warrants have not been and, at the time of issuance, will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent a registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report does not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock and the Warrants.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, and there is no assurance that the shares of Common Stock and Warrants offered in the private offering will be sold. The Company’s filings with the Securities and Exchange Commission identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred Powell
Fred Powell,
Vice President and Chief Financial Officer

Date: February 12, 2013